Exhibit 99.1
*** FOR IMMEDIATE RELEASE ***
Saia, Inc. Reports Second-Quarter 2007 Earnings
Acquisitions drive revenue increase to $253 million
DULUTH, Ga. – July 24, 2007 – Saia, Inc. (NASDAQ: SAIA), a leading multi-regional less-than-truckload (LTL) carrier, today reported second-quarter 2007 results.
Second-Quarter 2007 Compared to Second-Quarter 2006 Results from Continuing Operations
•	Revenues were $253 million, an increase of 12 percent over the prior year.

•	Operating income was $14.6 million compared to $17.0 million in the prior year which included restructuring charges of $1.7 million.

•	Earnings per share were $0.51 vs. $0.60 in the prior year.

•	Operating ratio was 94.2 vs. 92.4 in the prior year.

•	LTL Tonnage was up 11.3 percent over prior year as LTL shipments were up 13.9 percent with a 2.3 percent reduction in weight per shipment.

•	LTL yield was up 1.2 percent over the prior year.
Additional points
•	Accident expense was $2.3 million, or $0.10 cents per share, higher than prior year due to increased severity.

•	On a pro-forma basis including the Connection Company and Madison Freight Systems, tonnage decreased 6 percent. The tonnage decrease reflects a 1% decline in shipment count and a 5% decrease in weight per shipment.

•	Pro-forma yield increased 9 percent due primarily to the impact of mix changes (increasing length of haul and declining weight per shipment.)
“Saia achieved solid top line revenue growth but did not achieve targeted margins. We believe this was primarily due to the soft shipping environment with costs further impacted by accident severity. In spite of reducing accident frequency versus the prior year quarter, this was a particularly difficult quarter for accident expense,” said Rick O’Dell, president and chief executive officer.
“Our plan is to address the current environment through increased marketing efforts throughout our system, capitalize on growing synergy revenue and focus on cost initiatives to improve profits. Despite the difficult market conditions, employees demonstrated their ability to deliver Saia’s reliable service to our customers,” continued O’Dell.

Saia, Inc. Second-Quarter 2007 Earnings

The recent acquisitions of The Connection and Madison Freight System expanded coverage in the states of Indiana, Ohio, Kentucky, Michigan and Wisconsin and contributed to most of the revenue growth this quarter. Estimated operating losses from the expanded territory were slightly more negative than management’s original expectations due to difficult market conditions and higher than anticipated account turnover. However, synergy revenue to and from this geography exceeded management’s expectations and margins should continue to improve due to the upgrade of the account mix and building density in synergy lanes going forward. We expect the expanded geography to begin contributing positively to operating income in the fourth quarter of 2007 and continuing into 2008.
Year-to-Date 2007 Results from Continuing Operations Compared to Year-to-Date 2006
•	Revenues were $485 million, an increase of 13 percent.

•	Operating income was $21.6 million, a decrease of 15 percent.

•	Net income was $10.4 million, a decrease of 19 percent.

•	Earnings per share were $0.72, a decrease of 17 percent.
Financial Position and Capital Expenditures
Total debt was $122 million at June 30, 2007 with net debt to total capital of 35.6 percent as a result of the Company’s $6 million cash balance at quarter end.
Saia did not repurchase shares during the quarter under its $25 million authorized stock repurchase program leaving $17.8 million still available.
Net capital expenditures from continuing operations for the six months ended June 30, 2007 were $28.5 million. This compares to $41.7 million in the prior year period.
Conference Call
The Company will hold a conference call to discuss these results today at 10:00 a.m. Eastern Time. To participate in the call, please dial 1-877-558-9192 or dial 706-758-1748 for international calls. Callers should dial in five to ten minutes in advance of the conference call. This call will be webcast live via the Company web site at www.saia.com and will be archived on the site. A replay of the call will be available two hours after the completion of the call through July 31, 2007. The replay is available by dialing 1-800-642-1687 or 706-645-9291 and using conference code 5985012.
The webcast is also being distributed through the Thomson StreetEvents Network. Individual investors can listen to the call at www.earnings.com, Thomson’s individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson StreetEvents (www.streetevents.com), a password-protected event management site.
Saia, Inc. (NASDAQ: SAIA) is a less-than-truckload provider of regional, interregional and guaranteed services covering 34 states. With headquarters in Duluth, Ga. and a network of 151

Saia, Inc. Second-Quarter 2007 Earnings

terminals, Saia employs 8,200 people. For more information, visit the Investor Relations section at www.saia.com.
The Securities and Exchange Commission encourages companies to disclose forward-looking information so that investors can better understand the future prospects of a company and make informed investment decisions. This news release contains these types of statements, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.
Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “may,” “plan,” “predict,” “believe,” “should” and similar words or expressions are intended to identify forward-looking statements. Investors should not place undue reliance on forward-looking statements, and the Company undertakes no obligation to publicly update or revise any forward-looking statements. All forward-looking statements reflect the present expectation of future events of our management and are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements. These factors and risks include, but are not limited to, general economic conditions; integration risks; indemnification obligations associated with the sale of Jevic Transportation, Inc.; cost and availability of qualified drivers, fuel, purchased transportation, property, revenue equipment and other operating assets; governmental regulations, including but not limited to Hours of Service, engine emissions, compliance with recent legislation requiring companies to evaluate their internal control over financial reporting and Homeland Security; dependence on key employees; inclement weather; labor relations; effectiveness of company-specific performance improvement initiatives; competitive initiatives and pricing pressures; terrorism risks; self-insurance claims, equity-based compensation and other expense volatility; the Company’s determination from time to time whether to purchase any shares under the repurchase program; and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s SEC filings.
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CONTACT:	Saia, Inc.
Renée McKenzie, Treasurer
RMcKenzie@Saia.com
678.542.3910

Saia, Inc.
Condensed Consolidated Balance Sheets
(Amounts in thousands)
(Unaudited)

	June 30,	December 31,
	2007	2006
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$6,279	$10,669
Accounts receivable	114,695	95,779
Prepaid expenses and other	30,287	27,236

Total current assets	151,261	133,684

PROPERTY AND EQUIPMENT:
Cost	543,116	518,052
Less: Accumulated depreciation	217,027	203,220

Net property and equipment	326,089	314,832

GOODWILL AND OTHER ASSETS	41,334	38,884

Total assets	$518,684	$487,400

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable and checks outstanding	$39,740	$39,389
Wages and employees’ benefits	42,133	45,752
Other current liabilities	40,388	30,027
Current portion of long-term debt	17,793	11,356
Current liabilities of discontinued operations	–	117

Total current liabilities	140,054	126,641

OTHER LIABILITIES:
Long-term debt	104,209	98,628
Deferred income taxes	47,917	45,259
Claims, insurance and other	17,147	13,717

Total other liabilities	169,273	157,604

SHAREHOLDERS’ EQUITY:
Common stock	15	15
Additional paid-in capital	200,716	199,257
Treasury stock	(14,269)	(8,861)
Deferred compensation trust	(2,152)	(1,877)
Retained earnings	25,047	14,621

Total shareholders’ equity	209,357	203,155

Total liabilities and shareholders’ equity	$518,684	$487,400

Saia, Inc.
Consolidated Statements of Operations
For the Quarter and Six Months Ended June 30, 2007 and 2006
(Amounts in thousands, except per share data)
(Unaudited)

	Second Quarter		Six Months
	2007	2006	2007	2006
OPERATING REVENUE	$252,762	$224,814	$484,589	$429,460

OPERATING EXPENSES:
Salaries, wages and employees’ benefits	135,237	117,502	265,042	230,568
Purchased transportation	19,073	18,101	35,240	35,109
Fuel, operating expenses and supplies	55,910	48,758	106,304	93,664
Operating taxes and licenses	8,762	7,303	17,083	14,651
Claims and insurance	9,463	6,793	18,261	13,099
Depreciation and amortization	9,796	7,845	18,816	15,429
Operating gains, net	(58)	(191)	(223)	(324)
Integration charges	–	–	2,427	–
Restructuring charges	–	1,680	–	1,680

Total operating expenses	238,183	207,791	462,950	403,876

OPERATING INCOME	14,579	17,023	21,639	25,584

NONOPERATING EXPENSES:
Interest expense	2,352	2,427	4,557	4,901
Other, net	(128)	(28)	(279)	(213)

Nonoperating expenses, net	2,224	2,399	4,278	4,688

INCOME BEFORE INCOME TAXES	12,355	14,624	17,361	20,896
Income tax provision	4,951	5,658	6,936	8,013

INCOME FROM CONTINUING OPERATIONS	7,404	8,966	10,425	12,883
Loss from discontinued operations, net	–	(44,903)	–	(46,449)

NET INCOME (LOSS)	$7,404	$(35,937)	$10,425	$(33,566)

Average common shares outstanding — basic	14,135	14,557	14,186	14,529

Average common shares outstanding — diluted	14,405	14,873	14,459	14,859

Basic earnings per share-continuing operations	$0.52	$0.61	$0.73	$0.89
Basic loss per share-discontinued operations	–	(3.08)	–	(3.20)

Basic earnings (loss) per share	$0.52	$(2.47)	$0.73	$(2.31)

Diluted earnings per share-continuing operations	$0.51	$0.60	$0.72	$0.87
Diluted loss per share-discontinued operations	–	(3.02)	–	(3.13)

Diluted earnings (loss) per share	$0.51	$(2.42)	$0.72	$(2.26)

Saia, Inc.
Condensed Consolidated Statements of Cash Flows
For the Six Months Ended June 30, 2007 and 2006
(Amounts in thousands)
(Unaudited)

	2007	2006
OPERATING ACTIVITIES:
Net cash from operating activities-continuing operations	$19,855	$27,609
Net cash from (used in) operating activities-discontinued operations	(117)	9,158

Net cash from operating activities	19,738	36,767

INVESTING ACTIVITIES:
Acquisition of property and equipment	(29,002)	(42,328)
Proceeds from disposal of property and equipment	487	667
Acquisition of business	(2,344)	–
Proceeds from sale of subsidiary	–	41,200
Net investment in discontinued operations	–	(5,359)

Net cash used in investing activities	(30,859)	(5,820)

FINANCING ACTIVITIES:
Proceeds from long-term debt	12,916	–
Repayment of long-term debt	(1,401)	(2,500)
Repurchase of common stock	(5,408)	–
Proceeds from stock option exercises	624	2,290

Net cash from financing activities	6,731	(210)

NET INCREASE (DECREASE) IN CASH & CASH EQUIVALENTS	(4,390)	30,737
CASH & CASH EQUIVALENTS, BEGINNING OF PERIOD	10,669	16,865

CASH & CASH EQUIVALENTS, END OF PERIOD	$6,279	$47,602

Saia, Inc.
Financial Information
For the Quarter Ended June 30, 2007 and 2006
(Amounts in thousands)
(Unaudited)

					Second Quarter
		Second Quarter		%	Amount/Workday		%
		2007	2006	Change	2007	2006	Change
Workdays					64	64

Operating ratio		94.2	92.4

F/S Revenue	LTL	235,006	208,519	12.7	3,672.0	3,258.1	12.7
	TL	17,756	16,295	9.0	277.4	254.6	9.0
	Total	252,762	224,814	12.4	3,949.4	3,512.7	12.4

Revenue excluding	LTL	235,239	208,867	12.6	3,675.6	3,263.5	12.6
revenue recognition	TL	17,774	16,322	8.9	277.7	255.0	8.9
adjustment	Total	253,013	225,189	12.4	3,953.3	3,518.5	12.4

Tonnage	LTL	982	882	11.3	15.34	13.78	11.3
	TL	192	179	7.0	3.00	2.80	7.0
	Total	1,174	1,061	10.5	18.34	16.58	10.5

Shipments	LTL	1,781	1,564	13.9	27.83	24.44	13.9
	TL	26	25	5.7	0.41	0.39	5.7
	Total	1,807	1,589	13.7	28.24	24.83	13.7

Revenue/cwt.	LTL	11.98	11.84	1.2
	TL	4.63	4.55	1.8
	Total	10.78	10.61	1.6

Revenue/cwt.	LTL	10.41	10.26	1.4
(excluding fuel surcharge)	TL	4.55	4.46	1.9
	Total	9.45	9.28	1.8

Revenue/shipment	LTL	132.07	133.53	(1.1)
	TL	672.90	653.32	3.0
	Total	139.97	141.70	(1.2)

Pounds/shipment	LTL	1,102	1,128	(2.3)
	TL	14,526	14,357	1.2
	Total	1,298	1,336	(2.8)